UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): February 8, 2018

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 8.01.    Other Events

On February 8, 2018, Belmond Ltd. (the "Company") announced that through indirect subsidiaries it has acquired the Castello di Casole resort and estate in Tuscany, Italy, for approximately €39 million ($48 million), including transaction costs, with a possible further €2.85 million ($3.5 million) payable contingent upon certain real estate sales being realized. The acquisition has been financed using cash on hand. Upon takeover of management, the Company will rebrand the resort as Belmond Castello di Casole.

The resort and estate comprise the 39-key Castello di Casole hotel, together with 48 residential plots, of which 16 remain for sale, with three subject to non-binding reservation letters of intent to purchase. Starting in 2018, the Company expects to invest €7.3 million ($9.0 million) in a phased refurbishment of the hotel over four years, including the addition of two new villas on two residential plots that will be retained, bringing the resort’s total key count to 41. In addition, the Company expects to sell the remaining 14 land plots, including the three that are subject to reservation letters, over the coming years, effectively reducing the Company's net investment in the estate.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99	Press release dated February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:    /s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: February 8, 2018

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated February 8, 2018.

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